                                                                 EXHIBIT 10 (a)
                                                                 ----------


                       COMPUTER TASK GROUP, INCORPORATED

                            NON-COMPETITION AGREEMENT
                            -------------------------

         THIS AGREEMENT is made as of March 1, 1984, by and between Computer Task Group, Incorporated, a New York corporation with its principal office and place of business at 800 Delaware Avenue, Buffalo, New York ("CTG"), and Randolph A. Marks, an individual residing at 90 Soldiers Place, Buffalo, New York ("Marks").

                             INTRODUCTORY STATEMENT
                             ----------------------

         Marks is a co-founder of CTG. Since June 1979, Marks has been Chairman of the Board and Chief Executive Officer and, prior to that time, he was Chairman of the Board and President of CTG, from the time of its organization in 1966. Marks has been largely responsible for CTG's growth and financial achievements and its current status as one of the leading suppliers of professional computer and related services in the United States.

         Marks is currently the beneficial owner of approximately 8% of CTG's outstanding common shares. He is a Director of CTG and is expected to continue in that capacity.

         Marks possesses in-depth knowledge of CTG's business, trade secrets, operations and financial condition, forecasts of its operations, its marketing and business strategies and plans and other confidential/proprietary information, including but not limited to, client lists, confidential customer information as furnished to CTG by its clients, management/technical staff lists and related managerial and operational specifications and controls, operating policies and procedures, financial information and annual and long-range plans (collectively the "Confidential Information").

         Marks has demonstrated the ability to start and operate a computer services business successfully. Marks has considerable personal financial resources and is fully familiar with sources and means of financing of start-up companies.

         Marks has advised CTG that he plans to resign from his position as Chairman of the Board and Chief Executive officer. Taking into consideration the above factors, CTG desires to restrict Marks from certain competitive activities, and Marks is agreeable to such restrictions.

         NOW THEREFORE, it is agreed:
         1. NON-COMPETITION. Marks will not, at any time subsequent to his resignation from full-time employment from CTG and until the time he reaches 60 years of age, unless directed or approved writing by the Board of Directors of CTG, directly or indirectly, as principal, agent, employee or otherwise, either alone or in association with any other person, firm or corporation, in any place within the United States of America:

         (a) Engage in activities or businesses which are substantially in competition with CTG ("Competitive Activities"), including but not limited to:
                (i) Selling goods or services of the type sold by CTG; except that if any goods or services were not sold by CTG during the term of Marks' employment with CTG or the term of the contemporaneous Consulting Agreement between CTG and Marks (the "Consulting Agreement") and are not sold by CTG at the time first sold by Marks (collectively "Permitted Goods or Services"), he may sell any Permitted Goods or Services notwithstanding anything contained in this Agreement.
                (ii) Soliciting any customer or prospective customer of CTG to purchase any goods or services sold by CTG, other than Permitted Goods or Services, from anyone other than CTG.
                 (iii) Assisting any person, firm or organization in any way to do, or attempt to do ANYTHING prohibited by (a)(i) or (a)(ii) above.
         (b) Perform any action, activity or course of conduct which is substantially detrimental to CTG's business (other than the sale of Permitted Goods or Services) or business reputation ("Detrimental Activities"),including but not limited to:
                 (i) Soliciting, recruiting or hiring any of CTG's employees or persons who have worked for CTG.
                 (ii) Soliciting or encouraging any employee of CTG to leave the employment of CTG.

                 (iii) Disclosing or furnishing to any one any of CTG's Confidential Information.
                 (iv) Using any Confidential Information for his own benefit or for the benefit of any other person, firm or corporation.
                 (v) Engaging in fraud, embezzlement or dishonest activities related to CTG.

         (c) Become an employee, agent, officer, director, consultant, or shareholder of greater than 5% ownership, of any firm, company or organization engaged in Competitive Activities or Detrimental Activities.

         2. TERM. The term of this Agreement shall commence upon termination by Marks of his full-time employment with CTG and shall continue until the earliest to occur of Marks' death or October 27, 1995, Marks' 60th birthday.

         3. CTG REMEDIES.
         (a) Marks acknowledges that a remedy at law for any breach by him of any provision of Section I hereof shall be inadequate and that CTG, in addition to any other relief to which it may be entitled, shall have the remedies of a restraining order, injunction, or other equitable relief to enforce the provision of Section 1. Moreover, in the event of Marks' breach or attempted breach of the provisions of this Agreement, and not to the exclusion of other remedies available to CTG and without CTG being deemed to have made an election of remedies, the payments or other benefits due Marks hereunder shall cease and terminate immediately.
         (b) In view of the nature of the business in which CTG is engaged, Marks' knowledge of CTG's business and the related matters set forth under the Introductory Statement, CTG and Marks are of the belief that Section 1 of this Agreement imposes reasonable restrictions on competition by Marks. If any provision of Section 1 shall for any reason be finally adjudged in any judicial proceeding to be unreasonable or excessively broad as to time, duration, geographical scope, activity or subject, such provision shall be enforced by limiting and reducing it to the extent adjudged in such proceeding. If any provision of Section 1 shall, notwithstanding the preceding sentence, be held illegal or unenforceable, such illegality or unenforceability shall not affect any other provision of Section 1, but Section 1 shall be construed and enforced as if such illegal or unenforceable provision had never been contained therein.

         4. CONSIDERATION. As consideration for Marks entering into and complying with this Agreement, CTG shall provide the following:
         (a) An annual sum of ninety-thousand dollars ($90,000.00), payable in bi-weekly installments commencing the CTG pay period immediately following the one after which this Agreement comes into effect.
         (b) Medical benefits comparable to those provided corporate officers of CTG.
         (c) A life insurance policy with a face value of $300,000.00, to remain in force until Marks' death, with the beneficiary to be named by Marks.

         5. PAYMENTS UPON DEATH. If Marks shall die during the term of this Agreement, CTG shall pay to Marks' legal representatives, by the end of the month in which he dies, an amount equal to Marks' then annual consideration hereunder which has accrued but not been paid as of the date of death, and no further payment shall be made under this Agreement.

         6. NOTICES. All notices, deliveries and other communications given pursuant to this Agreement shall be deemed to have been properly given, if mailed by certified mail, addressed to the appropriate party, at the following address:

                     To:    Computer Task Group, Incorporated
                            800 Delaware Avenue
                            Buffalo, New York 14209

                            Attn: Corporate Secretary

                     To:    Randolph A. Marks
                            90 Soldiers Place
                            Buffalo, New York 14222

         Either party may from time to time designate by written notice a change of address.

         7. ASSIGNMENT. This Agreement cannot be assigned by either party, except that CTG may assign this Agreement in connection with a merger, acquisition, or sale of substantially all of its assets, whereby greater than 50% of the ownership passes to another party, provided such party first makes a written agreement with Marks either
         (a) assuming CTG's obligations to Marks under this Agreement or
         (b) making other provision for Marks as are satisfactory to Marks and approved by him, in writing, in lieu of assuming CTG's obligations to him under this Agreement.

         In the event such party does not make either of such written agreements, then CTG shall be obligated to pay to marks prior to the completion of such merger, acquisition or sale, an amount equal to the then present value of all remaining payments due under this Agreement. In computing such value, the discount factor shall he equal Co the yield of U.S. Treasury obligations (Treasury Bills, Notes or Bonds) having a maturity as nearly equal as possible to the then remaining term of this Agreement.

         8. MISCELLANEOUS. Marks and CTG agree that this Agreement and all understandings contained herein supercede any other non-soliciation and non-disclosure agreement or any other non-competition agreement between Marks and CTG, whether in writing or orally made. This Agreement may not be amended or modified orally, and no provision hereof may be waived, except in writing signed by the parties hereto. CTG and Marks agree that this Agreement in no way constitutes an agreement by CTG to employ Marks nor an agreement by Marks to remain in the employment of CTG. This Agreement, subject to the provisions of
Section 7, shall be binding upon and inure to the benefit of the personal representatives and successors in interest of Marks and any successors in interest of CTG. This Agreement shall be governed by the laws of the State of New York (excluding the law of the State of New York with regard to conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance. In any action relating to this Agreement, Marks hereby consents to the personal jurisdiction of any court of record of the State of New York or the United States located in Buffalo, New York, and Marks hereby waives all objections to the laying of venue of such action in any such court.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPUTER TASK GROUP, INCORPORATED

By
William P. Adamucci,
Vice President

Randolph A. Marks